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                                                                    EXHIBIT 99.1

                                                      NEWS RELEASE
                                                      LAKES ENTERTAINMENT, INC.
    L A K E S                                         130 CHESHIRE LANE
                                                      MINNETONKA, MN  55305
Entertainment, Inc.                                   952-449-9092
                                                      952-449-9353 (fax)
                                                      WWW.LAKESENTERTAINMENT.COM
                                                      TRADED: NASDAQ "LACO"

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FOR FURTHER INFORMATION CONTACT:
Timothy J. Cope 952-449-7030
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FOR IMMEDIATE RELEASE:
Monday, April 14, 2003


FEELING FLUSH: HUGELY SUCCESSFUL WORLD POKER TOUR TV SERIES FEATURES RICHEST BUY-IN IN POKER HISTORY


STRONG AUDIENCE RESPONSE REVEALS NEW "REALITY SHOW" TRUMPS THE SKEPTICS

LOS ANGELES (APRIL 14)-- Hot off a sizzling debut that's been generating tremendous buzz and viewership, "WORLD POKER TOUR," a 13-week series on The Travel Channel will film its championship event next week--a tournament with a $25,000 buy-in per player, the richest in poker history!

The Championship episode, which will air in June, is attracting poker's most elite and colorful pro players, but under the format created by the WORLD POKER TOUR (WPT), anyone with a cool $25,000 can claim a spot at the table. More than 50 players are already signed up and the estimated prize pool at the start of the tourney at Las Vegas' Bellagio is expected to be $2 to $3 million.

The tournament will feature all of the drama that has hooked viewers across the nation. "We are very excited about the WORLD POKER TOUR series on the Travel Channel and the significant increases in viewership we've experienced since the series premiere at the end of March," said Travel Channel General Manager Steve Cheskin. "The success of the series shows that poker makes for good television -- and that's a testament to the WORLD POKER TOUR'S unique and compelling format."

By bringing viewers inside high stakes poker tournaments filmed in exotic casino locations throughout the world and using state-of-the-art technology to reveal the cards held by the



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world's elite poker players, the WORLD POKER TOUR has turned a popular card game into a must-watch spectator sport with millions of dollars on the table. With the record buy-in, the series finale and championship, taping April 18th at the Bellagio, marks a high point in the game. For players who are confident of their skills, the estimated multi-million dollar pool is well worth the risk.

Meanwhile viewers are also putting their cards on the table. Some of the comments the Travel Channel has received include:

o    "Who knew televised poker could be so exciting and strategy filled???"

o "The format is fantastic! Oh my God! WPT is my new favorite television program."

o    "I think it's also going to create millions of new poker players."

o    "There is nothing on TV I would rather watch."

o "I'm hooked on it--can't stop watching. It's amazing how much you can learn watching pros in a couple of hours. I think the hole card cameras put the show over the top!"

"We're thrilled with the early ratings success of the WORLD POKER TOUR series," said World Poker Tour CEO Steve Lipscomb. "The series' success further emboldens our feeling that we're on the crest of a wave -- with the best yet to come. Poker is a hugely popular pastime with an estimated 40-50 million players nationwide. However, poker as a primetime television series is brand new, and it is clearly resonating with audiences -- players and non-players alike. We really feel the World Poker Tour is the next major sports league in this country, and our continued success on the Travel Channel will help make that vision a reality."

Viewers don't have to wait for the dramatic series finale that will air on June 25, from 9-11 PM (ET/PT) to see heart and wallet-wrenching poker action. World Poker Tour tournaments air on Wednesdays on the Travel Channel at 9 (ET/PT), and remaining episodes take audiences to some of the most famous casinos and card rooms in the world including: Casinos Europa Card Club in San Jose, Costa Rica; Lucky Chances Casino in Colma, CA; Foxwoods Resort Casino in Mashantucket, CT; Horseshoe Casino/Gold Strike Casino in Tunica, MS; Aviation Club de France in Paris, France; Commerce Casino in Commerce, CA; PartyPoker.com aboard a Caribbean cruise; the Reno Hilton in Reno, NV; and Bellagio in Las Vegas, NV. (Check local listings.)

The WORLD POKER TOUR series is produced for the Travel Channel by World Poker Tour, LLC. Steve Lipscomb serves as Executive Producer. Joe Swift is the Executive-in-Charge of the WORLD POKER TOUR for the Travel Channel.

Travel Channel is the only television network devoted exclusively to travel entertainment. Capturing the fascination, freedom and fun of travel, Travel Channel delivers insightful stories from the world's most popular destinations and inspiring diversions. It is available in more than 70 million homes and is a service of Discovery Networks, U.S., a unit of Discovery Communications, Inc., owns and operates the Discovery Channel, TLC, Animal



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Planet, the Travel Channel, Discovery Health Channel, Discovery Kids Channel,
The Science Channel(TM), Discovery Home & Leisure Channel, Discovery Times Channel, Discovery Wings Channel, and Discovery en Espanol. The unit also distributes BBC America. Visit Travel Channel on the Web at www.Discovery.com.

The World Poker Tour is a global series of thirteen poker tournaments united under one banner for television. The WPT will widen the television audience for poker by injecting high concept, cutting-edge television production values into the dramatic world of high-stakes, upscale, tournament poker. By projecting poker's true image -- a stylish and exhilarating sport combining cunning, skill and nerve -- the WPT will revolutionize poker in the same way the "Who Wants to be a Millionaire" revolutionized game shows.

Editors Note: Reporters wishing to cover the World Poker Tour Championship in Las Vegas April 16-18, contact Jackie Lapin (818) 707-1473 or Jan Sheehan (310) 475 8231

The World Poker Tour is a joint venture between Steven Lipscomb and Lakes Entertainment, Inc. Lakes currently has development and management agreements with four separate Tribes for four new casino operations, one in Michigan, two in California and one with the Nipmuc Nation on the East Coast. In addition, Lakes Entertainment has agreements for the development of one additional casino on Indian-owned land in California through a joint venture with MRD Gaming.

Lakes Entertainment, Inc. common shares are traded on the Nasdaq National Market under the trading symbol "LACO".


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The Private Securities Litigation Reform Act of 1995 provides a "safe harbor"
for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by Lakes Entertainment, Inc.) contains statements that are forward-looking, such as statements relating to plan for future expansion and other business development activities as well as other capital spending, financing sources and the effects of regulation (including gaming and tax regulation) and competition. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. These risks and uncertainties include, but are not limited to, possible delays in completion of Lakes' casino projects, including various regulatory approvals and numerous other conditions which must be satisfied before completion of these projects; possible termination or adverse modification of management contracts; continued indemnification obligations to Grand Casinos; highly competitive industry; possible changes in regulations; reliance on continued positive relationships with Indian tribes and repayment of amounts owed to Lakes by Indian tribes; possible need for future financing to meet Lakes' expansion goals; risks of entry into new businesses; and reliance on Lakes' management. For more information, review the Company's filings with the Securities and Exchange Commission.
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